Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HIGHWOODS PROPERTIES, INC.

(Effective as of December 22, 2005)

ARTICLE I

The name of the Corporation is Highwoods Properties, Inc.

ARTICLE II

OFFICES

The Corporation shall maintain a registered office in the State of Maryland as required by law. The Corporation may also have offices at other places, within or without the State of Maryland, as the business of the Corporation may require.

ARTICLE III

STOCKHOLDERS

Section 3.01. Annual Meeting. The annual meeting of the stockholders shall be held each year in May on such date and at such time as the Board of Directors designates. At each annual meeting, the stockholders shall elect the members of the Board of Directors and transact such other business as may be properly brought before the meeting.

Section 3.02. Special Meetings.

(a) Special meetings of stockholders for any purpose or purposes, described in the meeting notice, may be called by the President or the Chairman of the Board of Directors and shall be called by the President or the Chairman of the Board of Directors at the request in writing of a majority of the Directors or of the holders of a majority or more of the issued and outstanding shares of capital stock of the Corporation entitled to be voted at the meeting. Such a request shall state the purpose or purposes of the proposed meeting.

(b) In order that the Corporation may determine the stockholders entitled to request a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a request (the “Request Record Date”). The Request Record Date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary of the Corporation by certified or registered mail, return receipt requested, request the Board of Directors to fix a Request Record Date. The Board of Directors

shall within 10 days after the date on which a valid request to fix a Request Record Date is received, adopt a resolution fixing the Request Record Date and shall make a public announcement of such Request Record Date. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information relating to such stockholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder.

(c) In order for a stockholder or stockholders to request a special meeting, a written request or requests for a special meeting by the holders of record as of the Request Record Date of at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such a meeting must be delivered to the Corporation. To be valid, each written request by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Request Record Date received by the Corporation pursuant to paragraph (b) of this Section 3.02), shall be signed by one or more persons who as of the Request Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by certified or registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date.

(d) The Corporation shall not be required to call a special meeting upon stockholder request unless, in addition to the documents required by paragraph (c) of this Section 3.02, the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(1) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(2) “Participant” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

(3) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(4) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(5) “Solicitation” shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

(6) “Soliciting Stockholder” shall mean, with respect to any special meeting requested by a stockholder or stockholders, any of the following Persons:

(i) if the number of stockholders signing the request or requests of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 3.02 is 10 or fewer, each stockholder signing any such request;

(ii) if the number of stockholders signing the request or requests of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 3.02 is more than 10, each Person who either (I) was a Participant in any Solicitation of such request or requests or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 3.02 had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

(iii) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 3.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 3.02 from being evaded.

(e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairman or the Secretary shall have called such meeting. In the case of any special meeting called by the Chairman or the Secretary upon the request of stockholders (a “Request Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Request Special Meeting shall be not more than 60 days after the Meeting Record Date (as defined in Section 3.05); and provided further that in the event that the directors then in office fail to designate an hour and date for a Request Special Meeting within 10 days after the date that valid written requests for such meeting by the holders of record as of the Request Record Date of at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Chairman, the Secretary or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any request of such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(f) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written request or requests for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported request shall be deemed to have been delivered to the Corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(g) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

Section 3.03. Place of Meeting. Meetings of stockholders possessing voting shares shall be held at such place, within or without the State of Maryland, as the Board of Directors designates.

Section 3.04. Notice of Stockholder Meetings.

(a) Required Notice. Written notice stating the place, day and hour of any annual or special stockholder meeting shall be delivered not less than 10 nor more than 90 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Maryland Corporations and Associations Article or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (3) when received.

(b) Adjourned Meeting. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is not more than 120 days after the original record date and is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 3.04, to those persons who are stockholders as of the new record date.

(c) Waiver of Notice. A stockholder may waive notice of the meeting (or any notice required by the Maryland Corporations and Associations Article, Articles of Incorporation, or these Bylaws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting:

(1) waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

(2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

(d) Contents of Notice. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 3.04(d), or as provided in the Corporation’s Articles of Incorporation, or otherwise in the Maryland Corporations and Associations Article, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

Section 3.05. Fixing of Record Date; List of Stockholders. The Board of Directors may fix, in advance, a record date not less than 10 nor more than 90 days before the date then fixed for the holding of any meeting of the stockholders. The record date shall not be prior to the close of business on the day the record date is fixed. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. At each meeting of stockholders, a true, full and complete list of all stockholders entitled to vote at each meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary. In the case of any Request Special Meeting, (i) the record date for such meeting (the “Meeting Record Date”) shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.

Section 3.06. Quorum. The holders, present in person or represented by proxy, of a majority of the issued and outstanding shares of capital stock entitled to be voted at a meeting shall constitute a quorum for the transaction of business at the meeting. If less than a quorum is present, the Chairman of the meeting or the holders of a majority of such shares whose holders are so present or represented may from time to time adjourn the meeting to another place, date, or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 3.04.

Section 3.07. Voting. When a quorum is present at a meeting of the stockholders, the vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the Articles of

Incorporation or of these Bylaws, a different vote is required. Unless otherwise provided in the Articles of Incorporation, each stockholder at a meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholder. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

Section 3.08. Presiding Officer of Meetings. The Chairman of the Board of Directors, or in his absence the Chief Executive Officer, or in both their absence the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

Section 3.09. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

Section 3.10. Proxies. At all meetings of stockholders, a stockholder may vote in person or vote by proxy that is executed in writing by the stockholder or that is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 3.11. Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation. In connection with the annual meeting to be held in May 2006, in order for such notice to be timely, such notice must be received by the Corporation not less than 60 nor more than 90 days prior to May 16, 2006. Commencing in 2007, in order for such notice to be timely, such notice must be received by the Corporation not less than 60 nor more than 90 days prior to the anniversary of the previous year’s annual meeting.

Section 3.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting if a written consent setting forth the action is signed by each stockholder entitled to vote on the matter and such written consent is filed with the minutes of proceedings of the stockholders.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.02. Number; Election; Qualification; Term.

(a) The Board of Directors shall consist of three members or such number as determined from time to time by a majority of the Board of Directors but shall in no event be less than three nor more than fifteen. The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

(b) The Board of Directors shall initially consist of the persons named as the Directors of the Corporation by the incorporator in the Articles of Incorporation and any Directors selected in accordance with Section 4.03. Beginning with the annual meeting of stockholders in 1995, at the first meeting and at each subsequent annual meeting of the stockholders, the stockholders shall elect Directors as set forth in paragraph (d) below.

(c) Unless by the terms of the action pursuant to which he was elected any special condition or conditions must be fulfilled in order for him to be qualified, a person elected as a Director shall be deemed to be qualified (1) upon his receipt of notice of election and his indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him without his having given notice of inability or unwillingness to serve. Directors do not need to be residents of Maryland or stockholders of the Corporation.

(d) The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. One class shall serve for a term expiring at the annual meeting of stockholders to be held in 1995. Another class shall serve for a term expiring at the annual meeting of stockholders to be held in 1996. Another class shall serve for a term expiring at the annual meeting of stockholders to be held in 1997. Each class will hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 4.03. Vacancies. The stockholders may elect a successor to fill a vacancy on the Board of Directors that results from the removal of a director. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal, or increase in the authorized number of Directors, or otherwise, it may be filled by vote of a majority of the Directors in office. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 4.04. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Maryland.

Section 4.05. Annual Meeting. There shall be an annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other place as a majority of the Directors who are then present determine. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 4.12.

Section 4.06. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held at such times and places as the Board may have fixed by resolution.

Section 4.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called on the written request of any Director.

Section 4.08. Notice of, and Waiver of Notice for, Special Director Meetings. Unless the Articles of Incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two days previously thereto either orally or in writing. If notice is given in writing, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; or (2) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the Director. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.09. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the Chief Executive Officer or in both their absence the President. In the absence of the Chairman of the Board, the Chief Executive Officer, and the President, a presiding officer shall be chosen by a majority of the Directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his absence the presiding officer shall appoint another person to act as secretary of the meeting.

Section 4.10. Quorum. The presence of a majority or more of the number of Directors fixed by Section 4.02(a) shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors. If less than a quorum is present, a majority of the Directors present may from time to time adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice.

Section 4.11. Vote. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws. Where a vote of the Directors present results in a tie, the action proposed shall not constitute an act of the Board of Directors.

Section 4.12. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a unanimous written consent of the members of the Board or committee, as the case may be, is signed by each member of the Board or committee, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 4.13. Conference Call Meeting. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.14. Removal of Director. Any Director shall be subject to removal as provided in the Articles of Incorporation.

Section 4.15. Chairman of the Board. The Board of Directors may choose a Chairman of the Board who shall, if present, preside at meetings of the Board and of the stockholders. The Chairman of the Board may be an officer of the Corporation elected pursuant to Article 6.

Section 4.16. Compensation. Unless otherwise provided in the Articles of Incorporation, each Director may receive compensation for services to the Corporation in his capacity as a Director in such manner and in such amounts as may be fixed from time to time pursuant to resolution of the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors. Officers of the Corporation who are Directors will not be paid director fees.

ARTICLE V

COMMITTEES

Section 5.01. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the Directors in office, establish one or more committees, each committee to consist of two or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have power or authority to (i) amend the Articles of Incorporation or the Bylaws, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) declare a dividend or authorize the issuance of stock.

Section 5.02. Procedures; Minutes of Meetings. Each committee shall determine its rules with respect to notice, quorum, voting, and the taking of action, provided that such rules shall be consistent with law, the rules in these Bylaws applicable to the Board of Directors, and the resolution of the Board establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE VI

OFFICERS

Section 6.01. General. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Secretary, and a Treasurer, and such other officers as in the Board’s opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person except that the President shall not hold the office of Secretary. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.

Section 6.02. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office, as well as such powers and duties as from time to time may be conferred upon him by the Board.

Section 6.03. Term of Office, Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal and shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the Directors in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.04. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and with the President, shall in general supervise and control all of the business and affairs of the Corporation and perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. He shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors.

Section 6.05. President. The President, subject to the control of the Board of Directors and at the direction of and with the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present and in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time.

Section 6.06. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents executed by the Corporation that require it; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder that shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the Office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

Section 6.07. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 6.08. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors.

ARTICLE VII

CAPITAL STOCK

Section 7.01. Certificates of Stock. Each stockholder is entitled to a certificate which represents and certifies the shares of capital stock he or she holds in the Corporation. A certificate may not be issued until the stock represented by it is fully paid. Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent, or registrar were the officer, transfer agent, or registrar at the date of issuance.

Section 7.02. Transfer of Stock. Subject to restrictions provided in the Articles of Incorporation, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 7.03. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

Section 7.04. Lost, Stolen, or Destroyed Certificates. In case any certificate for stock of the Corporation is lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent, or to its registrar, if any, as deemed necessary or advisable by it.

Section 7.05. Control Shares. Pursuant to Section 3-702(b) of the Maryland Corporations and Associations Article, the terms of Subtitle 7 of Title 3 of such law (the “Control Share Statute”) shall be inapplicable to any acquisition of “control shares,” as defined in the Control Share Statute.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 8.02. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation. The fiscal year of the Corporation initially shall be the calendar year.

Section 8.03. Stock Ledger. The Corporation shall maintain in its principal office a stock ledger which contains: (1) the name and address of each stockholder; and (2) the number of shares of stock of each class that the stockholder holds. The stock ledger shall at all times be conclusive evidence of the ownership of all outstanding shares of stock of the Corporation, and the registered holder shown on such ledger shall be the stockholder with respect to the shares allocated to such registered holder thereon for purposes of these Bylaws and for all other purposes. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. There shall be made available upon request of any stockholder, in accordance with the General Laws of the State of Maryland, a record containing the number of shares of stock issued during a specified period not to exceed 12 months and the consideration received by the Corporation for each such share.

Section 8.04. Book and Records. The Corporation shall keep accurate and complete: (1) books and records of its accounts and transactions; and (2) minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

Section 8.05. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by applicable law and in the Articles of Incorporation.

ARTICLE IX

INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

Section 9.01. Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

Section 9.02. Exclusivity, Etc. The indemnification and advance of expenses provided by the Articles of Incorporation and these bylaws (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Articles of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this bylaw is in effect. Nothing herein shall prevent the amendment of this bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this bylaw or any provision hereof is in force.

Section 9.03. Transactions With Interested Persons. No contract or transaction between the Corporation and any of its Directors or officers, or between the Corporation and any other corporation, partnership, association, firm or other entity (“Other Company”) in which any of its Directors or officers is a director or officer or has a material financial interest, shall be entered into by the Corporation unless:

(a) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

(b) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director, officer, corporation, firm or other entity.

Any contract or transaction authorized, approved or ratified in accordance with the foregoing shall not be void or voidable solely for the reason of the Director’s or officer’s interest, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized, approved or ratified.

Section 9.04. Corporate Opportunity. Any Director or officer of the Corporation who simultaneously serves as a director, officer or employee of any Other Company shall refrain from communicating to such Other Company, and from using or otherwise acting on behalf of such Other Company, any information acquired as a result of his position as a Director or officer of the Corporation concerning any business opportunity under consideration by the Corporation for itself, Highwoods Realty Limited Partnership, or any direct or indirect subsidiary of either. If the Other Company has independently learned about a business opportunity also under consideration by the Corporation, and if such Director or officer has not participated in the consideration of the opportunity by the Corporation, then such Director or officer may participate in the consideration of that opportunity by such Other Company provided that such Director or officer abstains from all participation in the consideration of that opportunity by the Corporation unless and until such Other Company has concluded its consideration of such opportunity and determined not to pursue such opportunity further. If such Director or officer has participated or wishes to participate in the consideration of such an opportunity by the Corporation, then such Director or officer shall abstain from all participation in the consideration of the opportunity by the Other Company unless and until the Corporation has concluded its consideration of such opportunity and determined not to pursue the opportunity further. In connection with the foregoing, each such Director and officer shall be afforded a reasonable opportunity to make a judgment whether he will participate with the Corporation in the consideration of any such business opportunity, including without limitation, a reasonable time to determine whether any Other Company that such Director or officer serves has learned about any such business opportunity; provided, however, that in making such judgment such Director or officer shall not have taken (or omitted to take) any action inconsistent with the first sentence of this Section 9.04. No such Director or officer shall be deemed to have participated in the consideration of any business opportunity by the Corporation unless and until such Director or officer has been afforded a reasonable opportunity to make such judgment and decision. The provisions of this Section 9.04 are in addition to any restrictions imposed by law or otherwise.

ARTICLE X

NOTICES

Section 10.01. Notice. Whenever notice is required or permitted by these Bylaws to be given to any person, it may be either (a) oral and communicated in person, by telephone, or by radio, television, or other form of voice communication, effective upon receipt by the person, or (b) in writing and communicated by being delivered by hand, by mail, or by telegraph, teletype, or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his address as registered in the records of the Corporation for purposes of notice-giving (“notice address”); provided that (1) notice of a meeting of the stockholders shall be in writing, and (2) a written notice, if mailed postpaid and correctly addressed to a person at his notice address, shall be effective three business days after its deposit by the sender in the United States mail.

Section 10.02. Waiver. Whenever any notice is required to be given under the provisions of law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

ARTICLE XI

AMENDMENT

These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the stockholders at any meeting of the stockholders, or by the Board of Directors at any meeting of the Board of Directors or pursuant to Section 4.12 of these Bylaws; provided that the Board of Directors may not amend or repeal this Article, Article 9.03 or Article 9.04 or any part of these Bylaws that has been adopted by the stockholders subject to the express condition that it may not be amended or repealed except by the stockholders.